UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 5, 2025

Columbia Financial, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38456	22-3504946
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

19-01 Route 208 North, Fair Lawn, New Jersey 07410
(Address of principal executive offices)

(800) 522-4167
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	CLBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a vote of Security Holders

    The annual meeting of shareholders Columbia Financial, Inc. (the "Company") was held on June 5, 2025. The final results of each of the matters submitted to a vote of shareholders at the annual meeting are as follows:

1. The following individuals were elected as directors, each for the terms noted below, by the following vote:

THREE-YEAR TERM	FOR	WITHHELD
Thomas J. Kemly	89,171,761	2,158,016
James M. Kuiken	89,210,772	2,119,005
Elizabeth E. Randall	88,383,143	2,946,634

There were 3,406,178 broker non-votes on the proposal.

TWO-YEAR TERM	FOR	WITHHELD
Michael Massood	88,397,783	2,931,994

There were 3,406,178 broker non-votes on the proposal.

ONE-YEAR TERM	FOR	WITHHELD
Robert Van Dyk	86,653,753	4,676,024
Paul Van Ostenbridge	89,243,139	2,086,638

There were 3,406,178 broker non-votes on the proposal.

2. The appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025 was ratified by the shareholders by the following vote:

FOR	AGAINST	ABSTAIN

94,455,582	234,402	45,371

There were no broker non-votes on the proposal.

3. An advisory vote was taken on the compensation of the Company's named executive officers, as disclosed in the
Company's proxy statement, and the vote was as follows:

FOR	AGAINST	ABSTAIN

90,529,283	706,789	93,705

There were 3,406,178 broker non-votes on the proposal.

Item 9.01 Financial Statements and Exhibits

        (d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Date:	June 6, 2025	/s/Dennis E. Gibney
Dennis E. Gibney
Senior Executive Vice President and Chief Financial Officer

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